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                                                                     EXHIBIT 1.3

                                                       HOLDER ACCOUNT NUMBER
[CANADA LIFE(TM) LOGO]


       [REGISTERED HOLDER
       NAME AND ADDRESS]

FORM OF PROXY - SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2003 (THE "MEETING")

THIS FORM OF PROXY IS SOLICITED BY AND ON BEHALF OF MANAGEMENT.

THE DIRECTORS AND MANAGEMENT OF CANADA LIFE RECOMMEND THAT YOU VOTE FOR THE FOLLOWING RESOLUTION. THE COMMON SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS INDICATED BY YOU IN THE BOX BELOW.


YOUR VOTE                                                      FOR    AGAINST

FOR or AGAINST the special resolution which
provides for approval of the combination            Mark X     / /      / /
transaction involving Great-West Lifeco Inc.,       in ink.
including the waiver of the application of the Canada Life shareholder rights plan to the combination transaction (the "Transaction
Resolution"). The full text of the Transaction
Resolution is set out in Schedule A to the accompanying proxy circular.


IF THIS FORM OF PROXY DESIGNATES MANAGEMENT'S NOMINEE AND IS DULY SIGNED AND RETURNED BUT NO VOTING PREFERENCE IS INDICATED ABOVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE TRANSACTION RESOLUTION. WITH RESPECT TO AMENDMENTS OR VARIATIONS OF THE TRANSACTION RESOLUTION, OR OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE UNDERSIGNED HEREBY CONFERS DISCRETIONARY AUTHORITY ON THE UNDERSIGNED'S PROXYHOLDER TO VOTE ON SUCH AMENDMENTS OR VARIATIONS OR SUCH OTHER MATTERS IN ACCORDANCE WITH THE PROXYHOLDER'S JUDGEMENT.


APPOINTMENT OF PROXYHOLDER

I/WE BEING SHAREHOLDER(S) OF CANADA LIFE FINANCIAL CORPORATION
HEREBY APPOINT(S):
David A. Nield, Chairman and CEO, or failing him Arthur R. A. Scace, Lead Director and Chairman of the Corporate Governance Committee

OR

PRINT THE NAME OF THE PERSON YOU ARE APPOINTING IF THIS PERSON IS SOMEONE OTHER THAN THESE INDIVIDUALS.

________________________________________


as my/our proxy with full power of substitution to attend, vote and otherwise act on my/our behalf in accordance with the above direction (or if no directions have been given, as the proxyholder sees fit) with respect to the matter described above and in respect of any amendments or variations to such matter or with respect to all other matters that may come before the Meeting and at any postponement or adjournment thereof.


PLEASE RETURN THIS COMPLETED PROXY FORM IN ACCORDANCE WITH NOTE 5 ON THE
REVERSE.


AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting.

Signature(s)

----------------------------------              -------------------------------
                                                Day         Month      Year


- C L A Q                    1 F F F                999999999999              +

    000U3R

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[CANADA LIFE(TM) LOGO]                                   [COMPUTERSHARE LOGO]

                                            Canada Life Financial Corporation
                                    c/o Computershare Trust Company of Canada
                                                        100 University Avenue
                                                      Toronto Ontario M5J 2Y1
                                                       Telephone 514-982-7955
                                                               1-888-284-9137
                                                       Facsimile 416-263-9524
                                               1-866-249-7775 (North America)
                                           Email canadalife@computershare.com


NOTES TO PROXY

THIS FORM OF PROXY MAY ONLY BE USED TO PROVIDE VOTING INSTRUCTIONS FOR THE MEETING. IT DOES NOT ALLOW YOU TO SELECT THE CONSIDERATION YOU WOULD LIKE TO RECEIVE IN RESPECT OF YOUR CANADA LIFE COMMON SHARES. CANADA LIFE FINANCIAL CORPORATION ("CANADA LIFE" OR THE "CORPORATION") WILL MAIL YOU A SEPARATE PACKAGE OF MATERIALS FOR THAT PURPOSE SHORTLY AFTER THE MEETING IF THE TRANSACTION RESOLUTION IS PASSED.

1. YOU MAY APPOINT A PROXYHOLDER (WHO NEED NOT BE A SHAREHOLDER OF CANADA LIFE), OTHER THAN THE PERSONS DESIGNATED, TO ATTEND AND ACT ON YOUR BEHALF AT THE MEETING, BY INSERTING THE NAME OF SUCH PROXYHOLDER IN THE SPACE PROVIDED.

2. You should refer to the Canada Life management proxy circular dated March 22, 2003 for further information regarding the Meeting.

3. If this proxy is not dated in the space provided for this purpose, it will be deemed to bear the date on which it was mailed to the shareholder.

4. Please sign exactly as the name(s) shown on the proxy. If signing for an estate, trust or corporation, title or capacity should be stated and evidence of signing authority provided.

5. You may submit your completed and signed proxy form:

   (i) By mail. Complete and sign this Form of Proxy in accordance with the above instructions and return it in the enclosed return envelope to Computershare Trust Company of Canada, Attention Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1 so that it arrives no later than 6:00 p.m. (Toronto time) on May 2, 2003 at (or if the meeting is adjourned or postponed, 6:00 p.m. (Toronto Time) on the business day before the day on which the adjourned or postponed meeting is held); OR
   (ii) By fax. Complete and sign this Form of Proxy in accordance with the above instructions and return it by fax to Computershare Trust Company of Canada, Attention Proxy Department, at fax number 416-263-9524 or 1-866-249-7775 (North America) so that it arrives no later than 6:00 p.m. (Toronto time) on May 2, 2003 (or if the meeting is adjourned or postponed, 6:00 p.m. (Toronto Time) on the business day before the day on which the adjourned or postponed meeting is held); OR
   (iii) In person. Complete and sign this Form of Proxy in accordance with the above instructions and deposit it in person with the Chair or the scrutineers of the Meeting before the Meeting starts.

6. When you sign and return this Form of Proxy, any Proxy previously delivered by you is revoked.

7. If you change your mind and want to revoke your proxy after you have delivered it, you can do so by depositing a written revocation,

   (i) to the Corporation c/o Computershare Trust Company of Canada, Attention Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1 before 6:00 p.m. (Toronto time) on the business day before the day of the Meeting (or the business day before any adjourned or postponed Meeting), or
   (ii) with the Chair of the Meeting before the commencement of the Meeting (or any adjourned or postponed Meeting), or
   (iii) in any other way the law permits.

If you revoke your proxy and do not replace it with another proxy that is deposited with Computershare Trust Company of Canada on or before the deadline, you can still vote at the Meeting but must do so in person.


SOLICITING DEALER              IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE
                               TO COMPLETE THIS PROXY PLEASE CALL: GEORGESON
                               SHAREHOLDER

                               In Canada & U.S.A.  1-866-802-5796      English
                               In Canada & U.S.A.  1-866-860-4550       French
                               Ireland             1-800-300-062
                               United Kingdom      0-800-018-3047
                               Other Countries     416-642-7084 (call collect)

                              THANK YOU FOR VOTING

    000U4P